Exhibit 99.3

Nordstrom, Inc.

Offer to Exchange

up to $ 665,562,000 aggregate principal amount of new 5.00% Senior Notes due 2044 registered under the Securities Act of 1933, for any and all outstanding unregistered

5.00% Global Notes due 2044

Pursuant to the Prospectus, dated                 , 2014

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

Nordstrom, Inc., a Washington corporation (the “Company”), hereby offers to exchange (the “Exchange Offer”), upon and subject to the terms and conditions set forth in the Prospectus dated                 , 2014 (the “Prospectus”) and the enclosed letter of transmittal (the “Letter of Transmittal”), (i) up to $665,562,000 aggregate principal amount of registered 5.00% Senior Notes due 2044 of the Company, which will be freely transferable (the “Exchange Notes”), for any and all of the Company’s outstanding 5.00% Senior Notes due 2044, which have certain transfer restrictions (the “Original Notes”). The Exchange Offer is intended to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated as of December 12, 2013, among the Company, Morgan Stanley & Co. LLC, Goldman, Sachs & Co., RBS Securities Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, U.S. Bancorp Investments, Inc., Wells Fargo Securities, LLC, BNY Mellon Capital Markets, LLC, Fifth Third Securities, Inc., KeyBanc Capital Markets, Mitsubishi UFJ Securities (USA), Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc. and The Williams Capital Group, L.P. We are requesting that you contact your clients for whom you hold Original Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Original Notes registered in your name or in the name of your nominee, or who hold Original Notes registered in their own names, we are enclosing the following documents:

1. Prospectus dated                                     , 2014;

2. The Letter of Transmittal for your use and for the information of your clients (and included therewith, Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9); and

3. A form of letter which may be sent to your clients for whose account you hold Original Notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer.

Your prompt action is requested. The Exchange Offer will expire at 5:00 p.m., New York City time, on                 , 2014 (such date and time, the “Expiration Date”), unless extended by the Company. Any Original Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date.

To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal or a message from The Depository Trust Company stating that the tendering holder has expressly acknowledged receipt of, and agrees to be bound by and held accountable under, the Letter of Transmittal, must be sent to Wells Fargo Bank, National Association (the “Exchange Agent”) and certificates representing the Original Notes (or confirmation of book-entry transfer of such Original Notes into the Exchange Agent’s account at The Depository Trust Company) must be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

Any inquiries you may have with respect to the Exchange Offer or requests for additional copies of the enclosed materials should be directed to the Exchange Agent at its address and telephone number set forth on the front of the Letter of Transmittal.

Very truly yours,

Nordstrom, Inc.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.